Exhibit 99.1

PRESS RELEASE

WeWork Announces Acquisition of Common Desk

Announcement of acquisition of the Texas-based flexible workspace provider demonstrates next step in strategic growth for WeWork and continued momentum in the flex space market

January 25, 2022, New York, NY — WeWork Inc. (NYSE: WE) and Common Desk today announced that the companies have signed a definitive agreement under which WeWork will acquire Common Desk, a premier flexible workspace provider based in Dallas, Texas. The transaction is WeWork’s latest step in executing on a path towards cost-efficient, strategic growth.

Founded in 2012, Common Desk has expanded its network to serve 4,000 customers at a total of 23 locations across 13 cities in Texas and North Carolina. Over the past decade, Common Desk has achieved disciplined growth through strategic management agreements with landlords that have enabled the company to perform at strong margins by minimizing capital expenditures. Within Common Desk’s existing portfolio, 19 of 23 locations are operated under management agreements.

As a result, Common Desk has established itself as one of the country’s premier boutique flex space providers, with a strong local brand known for its beautifully designed spaces and exceptional member experience. Core to both WeWork and Common Desk is a mission centered around creating meaningful communities through member-focused hospitality and the acquisition is expected to enable both brands in expanding best-in-class flex space across markets.

The acquisition is subject to closing conditions and is expected to close in March, at which point Common Desk will operate under the name “Common Desk, a WeWork Company”.

Sandeep Mathrani, CEO at WeWork, said: “With an eye towards partners most aligned with our priorities, Common Desk presented itself as a sophisticated operator with a compelling approach to providing a top notch member experience without sacrificing strong margins or an exceptional product. On the heels of a strong year for our business, Common Desk’s operational expertise and portfolio of first-class space will further bolster our value proposition as we focus on strategic growth.”

Nick Clark, CEO at Common Desk, said: “Similar to WeWork, Common Desk is a company built on the concept of bringing people together to have their best day at work. With the added support from WeWork, Common Desk will be able to not only leverage WeWork’s decade of experience in member services to improve the experience of our own members but also leverage WeWork’s impressive client roster to further build out our member base.”

About Common Desk

Common Desk has been crafting an original workday experience for its members and users since 2012 and currently serves thousands of professionals across its network of flexible office locations. Its coworking spaces consist of a thriving community of freelancers, small businesses, fast-growing tech companies, and enterprise businesses. Common Desk’s workday brand portfolio also includes Fiction Coffee, offering its members and guests additional customized amenities that enhance the workday. To learn more about Common Desk and its offerings, visit thecommondesk.com.

About WeWork

WeWork (NYSE: WE) was founded in 2010 with the vision to create environments where people and companies come together and do their best work. Since then, we’ve become one of the leading global flexible space providers committed to delivering technology-driven turnkey solutions, flexible spaces, and community experiences. For more information about WeWork, please visit us at wework.com.

Forward-Looking Statements

Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include those related to the proposed acquisition of Common Desk, future strategic growth, efficiency, and enhanced customer experience, and generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Although WeWork believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, WeWork’s ability to obtain the requisite approvals for the transaction or to satisfy closing conditions; whether the pending acquisition will be completed in the anticipated timeframes, if at all; WeWork’s ability to recognize the strategic benefits of the acquisition; changes in general economic conditions, including as a result of the COVID-19 pandemic; delays in customers and prospective customers returning to the office and taking occupancy as a result of the COVID-19 pandemic and the emergence of variants leading to a parallel delay in receiving the corresponding revenue; the success of new product offerings; and WeWork’s inability to implement its business plan. Forward-looking statements speak only as of the date they are made. WeWork discusses these and other risks and uncertainties in its annual and quarterly periodic reports and other documents filed with the U.S. Securities and Exchange Commission. WeWork may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Media

Nicole Sizemore

press@wework.com

Investors

Chandler Salisbury

investor@wework.com